Exhibit 10.12.3

AMENDMENT THREE

FIRST COMMUNITY BANCSHARES, INC.

AMENDED AND RESTATED

DIRECTORS RETIREMENT PLAN

First Community Bancshares, Inc., and First Community Bankshares, Inc. pursuant to Article 14 of the First Community Bancshares, Inc. Directors Retirement Plan as amended and restated effective January 1, 2011 (inclusive of all amendments, hereinafter referred to as the "Plan") hereby amends said Plan effective as of the 2nd day of October, 2018.

WITNESSETH

WHEREAS, the Board of Directors of First Community Bancshares, Inc. (the "Board") previously approved and adopted the Plan; and

WHEREAS, the Board has approved a plan of reincorporation and merger whereby First Community Bancshares, Inc. will be merged with and into a newly formed Virginia company, First Community Bankshares, Inc., for the sole purpose of moving the corporation's domicile from Nevada to Virginia; and

WHEREAS, the shareholders of First Community Bancshares, Inc. approved said plan of reincorporation and merger at the 2018 Annual Meeting of shareholders; and

WHEREAS, as a result of the merger, all assets and liabilities of First Community Bancshares, Inc. shall become the assets and liabilities of First Community Bankshares, Inc., including without limitation those associated with the Plan.

NOW, THEREFORE, as a result of the merger of First Community Bancshares, Inc. into First Community Bankshares, Inc., First Community Bankshares, Inc. hereby adopts the Plan which shall be amended so that all references to First Community Bancshares, Inc., shall be amended simultaneously with said merger to reference First Community Bankshares, Inc., a Virginia corporation, including without limitation references in the titling and the following specific reference:

1.	Section 1.27 shall be amended in its entirety to read as follows:

1.27 Plan shall mean the First Community Bankshares, Inc. Supplemental Directors Retirement Plan as embodied in this instrument, any and all supporting documents, and all subsequent amendments and supplements thereto.

2.	Section 1.18 shall be amended in its entirety to read as follows:

1.18 Company shall mean First Community Bankshares, Inc. (55-0694814) or any other organization which has adopted the Plan with the consent of such establishing Company; and any successor of such Company.

3.	Section 16.1 shall be amended in its entirety to read as follows:

This Plan is created for the exclusive benefit of the Eligible Directors of the Company and their Beneficiaries and shall be interpreted in a manner consistent with First Community Bankshares, Inc. Supplemental Directors Retirement Plan.

4.	Except as indicated herein, all other terms of the Plan remain intact.

IN WITNESS WHEREOF, this Amendment is adopted on this the 24th day of July, 2018.

                                                                                 First Community Bankshares, Inc.

                                                                                    By:   /s/ Richard S. Johnson

                                                                                        ____________________________

                                                                                               Richard S. Johnson

                                                                      Its: Compensation & Retirement Committe Chairman